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                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under sec. 240.14a-12

                                  UBICS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: _______

     (2) Aggregate number of securities to which transaction applies: __________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ____________

     (4) Proposed maximum aggregate value of transaction: ______________________

     (5) Total fee paid: _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________________

     (2) Form, Schedule or Registration Statement No.: _________________________

     (3) Filing Party: _________________________________________________________

     (4) Date Filed: ___________________________________________________________

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

                                  UBICS, INC.
                              333 TECHNOLOGY DRIVE
                             SUITE 210, SOUTHPOINTE
                         CANONSBURG, PENNSYLVANIA 15317

                                                                  April 17, 2001

DEAR UBICS STOCKHOLDER:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of UBICS, Inc. to be held on Friday, May 18, 2001, at 11:00 a.m., at the Pittsburgh Airport Marriott, 777 Aten Road, Coraopolis, Pennsylvania 15108.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly voting and submitting your proxy by phone, by Internet, or by completing, signing, dating and returning the enclosed proxy card in the envelope provided.

     We look forward to seeing you on May 18, 2001.

                                          Sincerely,

                                          /S/ VIJAY MALLYA
                                          Vijay Mallya
                                          Chairman

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the Annual Meeting, you are requested to submit your proxy by phone or Internet, or complete, sign and date the enclosed proxy and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                                  UBICS, INC.
                              333 TECHNOLOGY DRIVE
                             SUITE 210, SOUTHPOINTE
                         CANONSBURG, PENNSYLVANIA 15317

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 2001

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of UBICS, Inc., a Delaware corporation ("UBICS" or the "Company"), will be held at the Pittsburgh Airport Marriott, 777 Aten Road, Coraopolis, Pennsylvania 15108, on Friday, May 18, 2001 at 11:00 a.m. local time, for the purpose of considering and acting upon the following matters:

          (1) The election of two (2) Class I directors to serve for a term of three years and until their successors are duly elected and qualified; and

          (2) The transaction of such other and further business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors of UBICS has fixed the close of business on April 10, 2001, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Shares represented by duly executed but unmarked proxies will be deemed to be voted in favor of the nominee for director.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any stockholder, for any purpose germane to the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. SUBMITTING YOUR PROXY BY ANY OF THESE METHODS WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                          By order of the Board of Directors

                                          /s/ Babu Srinivas
                                          Babu Srinivas
                                          Vice President, Finance and Accounting
                                          and Secretary
                                          Canonsburg, Pennsylvania

April 17, 2001

                                  UBICS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                PROXY STATEMENT

     This Proxy Statement is being furnished to the holders of common stock, par value $.01 per share ("UBICS Common Stock"), of UBICS, Inc., a Delaware corporation ("UBICS" or the "Company"), in connection with the solicitation of proxies by UBICS's Board of Directors for use at the 2001 Annual Meeting of Stockholders to be held on Friday, May 18, 2001, and at any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement is being mailed to stockholders of UBICS on or about April 17, 2001.

GENERAL INFORMATION

     The Annual Meeting will be held at the Pittsburgh Airport Marriott, 777 Aten Road, Coraopolis, Pennsylvania 15108, on Friday, May 18, 2001, at 11:00 a.m. local time, or at any adjournment thereof. At the Annual Meeting, stockholders will vote on the following matters:

     (1) The election of two Class I Directors to serve a term of three years and until their successors are duly elected and qualified; and

     (2) The transaction of such other and further business as may properly come before the Annual Meeting.

     Stockholders are encouraged to review the detailed discussion presented in this Proxy Statement and either submit their proxies by phone, by Internet or by returning the completed and executed proxy, or attend the Annual Meeting.

QUORUM; VOTES REQUIRED

     Stockholders of record at the close of business on April 10, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date there were outstanding 7,012,151 shares of UBICS Common Stock. The holders of UBICS Common Stock are entitled to one vote for each share owned of record on the Record Date.

     Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the Board that is, in favor of the election of the Director nominees. Brokers, banks, and other nominee holders will be requested to obtain voting instructions of beneficial owners of shares registered in their names, and shares represented by a valid proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

     The presence at the Annual Meeting, in person or by proxy, of shares of UBICS Common Stock representing at least a majority of the total number of shares of UBICS Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by valid proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Delaware law and the Company's Amended and Restated By-Laws, the nominees for election as directors who receive the highest number of votes actually cast will be elected. Abstentions and broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the vote on the election of directors.

     Each stockholder of UBICS is requested to submit his or her proxy without delay in order to ensure that his or her shares are voted at the Annual Meeting. The submission of a valid proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder submitting a proxy has the right to revoke it at any time before it is exercised by submitting a proxy bearing a later date, by giving a written notice of revocation to the Secretary of UBICS, or by attending the Annual Meeting and voting in person. There is no required form for a proxy revocation. All valid proxies not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

     IF A PROXY IS VALIDLY SUBMITTED, BUT NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES.

COST OF SOLICITATION

     UBICS will bear the costs of soliciting proxies from its stockholders. UBICS will request that brokers and other custodians, nominees and fiduciaries forward proxy material to the beneficial holders of the UBICS Common Stock held of record by such persons, where appropriate, and will, upon request, reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.

                             ELECTION OF DIRECTORS

     The Amended and Restated By-Laws of the Company provide that the number of directors (which is to be not less than three nor more than twelve) is to be determined from time to time by resolution of the Board. The Board has established the number of directors at seven.

     The Board of Directors is divided into three classes, with each class to be as nearly equal in number as reasonably possible, each of whose members serve for a staggered three-year term. The Board is presently comprised of two Class I Directors, three Class II Directors and two Class III Directors. At each annual meeting of stockholders, the appropriate number of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the current Class I directors expire at the Annual Meeting. The terms of the Class II and Class III directors will expire at the 2002 and 2003 Annual Meeting of Stockholders, respectively.

     At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

     The nominees for election this year as Class I Directors are nominated for a three-year term expiring at the 2004 Annual Meeting of Stockholders. In the election, the two persons receiving the highest number of votes actually cast are elected. The proxies named in the proxy card intend to vote for the election of the Class I nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for the nominees, the holder must so indicate in the appropriate space provided on the proxy card and identify the person for whom his or her vote is to be cast. If either of the nominees is unable to serve, the proxies may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that either of the nominees will be unable to serve.

     Set forth below is certain information with regard to the nominees for election as Class I directors and each continuing Class II and Class III director.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

NAME AND AGE                                         PRINCIPAL OCCUPATION AND DIRECTORSHIPS
------------                                         --------------------------------------
Kent D. Price.............................  Director of the Company since July 1998. Since March
Age 57                                      2000, Mr. Price has been President of Allegro Capital, a
                                            venture capital firm which invests in high technology
                                            companies. Since 1999, Mr. Price has been Chairman of
                                            Fluid, Inc., which provides e-business development
                                            services and solutions. Since August 1998, Mr. Price has
                                            been President and a director of Robert Kent & Company,
                                            a financial advisory firm. Prior thereto, from January
                                            1994 to July 1994 he was Chairman of San Francisco
                                            Company and Bank of San Francisco and from August 1994
                                            to July 1998 was General Manager of Securities and
                                            Capital Markets for International Business Machines
                                            Corporation (IBM). He is currently a member of the board
                                            of directors of San Francisco Company, Mendocino Brewing
                                            Company, Inc. and American Bridge Company.

Christopher C. Melton, Sr.................  Director of the Company since April 2000. Since March
Age 54                                      2000, Mr. Melton has been Chief Executive Officer of
                                            Amplified Holdings, Inc., a business-to-business
                                            provider of technology and services to the media,
                                            entertainment and retail industries. During the 19 years
                                            prior thereto, Mr. Melton was employed by IBM, most
                                            recently in IBM's Global Services Unit as General
                                            Manager, E-Business Services, Americas and was the
                                            senior executive responsible for IBM's e-business
                                            services within the financial services industry. Prior
                                            to such assignment, Mr. Melton was the World Wide
                                            Director, Services, Delivery and Operations, Business
                                            Process Management for IBM. In addition, Mr. Melton has
                                            held several senior assignments with IBM Asia Pacific
                                            Corporation including Director of Marketing, Asia
                                            Pacific Region, Director of Finance and Operations and
                                            Chief Financial Officer. Mr. Melton received his
                                            Bachelor of Science degree in finance from the
                                            University of South Alabama.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

NAME AND AGE                                         PRINCIPAL OCCUPATION AND DIRECTORSHIPS
------------                                         --------------------------------------
Robert C. Harbage.........................  President, Chief Executive Officer and Director of the
Age 54                                      Company since June 2000. Prior to joining the Company,
                                            Mr. Harbage was the principal of Harbage House, LLC, an
                                            e-business consulting firm which he founded in 1998.
                                            From 1994 through 1997, Mr. Harbage was Chairman and
                                            Chief Executive Officer of UARCO, Inc., a business forms
                                            company. Mr. Harbage has been a senior partner at Ernst
                                            & Young from 1992 to 1994, a principal of McKinsey &
                                            Company/ICG from 1989 to 1992, a partner at KPMG Peat
                                            Marwick from 1987 to 1989 and a senior consultant at
                                            Arthur D. Little, Inc. from 1984 to 1987. Mr. Harbage
                                            holds an MBA from Michigan State University, a Master of
                                            Science in Computer Science from Rensselaer Polytechnic
                                            Institute and a BS from Carnegie Mellon University.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

NAME AND AGE                                         PRINCIPAL OCCUPATION AND DIRECTORSHIPS
------------                                         --------------------------------------

Scott R. Heldfond.........................  Director of the Company since December 1998. Mr.
Age 55                                      Heldfond is managing partner of eSeed Capital, LLC, a
                                            venture capital firm established in 2000. Since February
                                            1997, Mr. Heldfond also has been President and Chief
                                            Executive Officer of Frank Crystal & Co. of California,
                                            Inc., an insurance brokerage company. Prior to joining
                                            Frank Crystal & Co., from 1994 to February 1997, he was
                                            Chairman of Hales Capital LLC, an investment banking
                                            firm, and President of AON Real Estate and Investments.
                                            Mr. Heldfond is currently a member of the Board of
                                            Directors of Re-Energy, Inc., InsureWave.com and UFO
                                            Communications.

Rahul Merchant............................  Director of the Company since May 2000. Mr. Merchant is
Age 44                                      the Global Head of Risk Technology with Merrill Lynch.
                                            Mr. Merchant was Executive Vice President and member of
                                            the Management Committee of Dresdner Kleinwort Benson
                                            North America, an investment banking firm, from 1998 to
                                            2000. From 1994 to 1998, Mr. Merchant was Senior Vice
                                            President and member of the Management Committee of
                                            Sanwa Financial Products, an investment banking firm,
                                            and from 1993 to 1994, he was First Vice President of
                                            Lehman Brothers, Inc., an investment banking firm. Mr.
                                            Merchant holds an MBA from Temple University, a Master
                                            of Science in Computer Science from Memphis State
                                            University and a BS from Bombay University.

Vijay Mallya..............................  Chairman of the Company since its inception in July
Age 44                                      1993. Mr. Mallya has been Chairman of the UB Group since
                                            1983. Mr. Mallya also is Chairman of Mendocino Brewing
                                            Company, Inc., United Breweries Limited, UB Engineering
                                            Limited, Mangalore Chemicals and Fertilisers Ltd.,
                                            Herbertsons Limited, McDowell & Co. Ltd. and other UB
                                            Group companies. He also sits on boards of several
                                            foreign companies and organizations including companies
                                            comprising the UB Group, The Institute of Economic
                                            Studies (India) and the Federation of the Indian Chamber
                                            of Commerce and Industries.

                  DIRECTORS CONTINUING AS CLASS III DIRECTORS

NAME AND AGE                                         PRINCIPAL OCCUPATION AND DIRECTORSHIPS
------------                                         --------------------------------------

Manohar B. Hira...........................  President (until June 2000) and a director of the
Age 60                                      Company since it was founded in 1993. Mr. Hira also
                                            served in various senior management capacities for
                                            companies in the UB Group from 1981 to 1995, including
                                            Chief Operating Officer--U.S. IT Operations, Export
                                            Manager, General Manager--Human Resources and Vice
                                            President--Administration. Mr. Hira is a mechanical
                                            engineer and has a Masters degree in management.

BOARD OF DIRECTORS AND COMMITTEES

     The Board met four times during the fiscal year ended December 31, 2000 ("fiscal 2000"). No director attended fewer than 75% of the total number of meetings of the Board during fiscal 1999. The Board has an Audit Committee and a Compensation Committee.

     The Company's Audit Committee is responsible for assisting the Board of Director in undertaking and fulfilling its responsibilities for accurate financial reporting to the public in compliance with SEC and other regulatory requirements, providing support for management's efforts to enhance the quality of the Company's corporate accounting and internal control structure and working to provide effective communication between the Board of Directors and the Company's independent public accountants and management. In carrying out such responsibilities, the Committee has the following duties: (i) making recommendations to the Board of Directors as to the selection of independent public accountants to audit the financial statements of the Company and as to the scope of such audits and other services of the independent public accountants; (ii) regularly reviewing the independence of the independent public accountants; (iii) reviewing the results of the quarterly reviews and year end audit of the Company's financial statements; (iv) reviewing with management and the independent public accountants such accounting policies (and changes therein) of the Company as are deemed appropriate for review by the Audit Committee prior to any interim or year end filings with the SEC or other regulators; (v) meeting with counsel when appropriate to review legal and regulatory matters, if any, that could have a material impact on the Company's financial statements; and (vi) making a periodic self-assessment of the Audit Committee. The members of the Audit Committee are Messrs. Price, Heldfond and Merchant. Each member of the Audit Committee is an "independent director" as defined in the listing standards of the Nasdaq Stock Market, Inc. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix "A". The Audit Committee met four times during fiscal 2000.

     The Compensation Committee is responsible for administering any stock option or stock purchase plans adopted by the Company, unless otherwise provided by such plan or the Board of Directors, and for reviewing and making recommendations to the Board of Directors with respect to salaries, bonuses and other compensation of the Company's executive officers. The Compensation Committee also administers the UBICS, Inc. 1997 Stock Option Plan. The members of the Compensation Committee are Messrs. Mallya, Melton and Heldfond. The Compensation Committee met three times during fiscal 2000.

     The Board does not have a standing Nominating Committee; the selection of nominees for the Board of Directors is made by the entire Board of Directors. The Company's Amended and Restated By-Laws provide that any stockholder of the Company entitled to vote in the election of directors may nominate one or more persons for election to the Board of Directors by giving timely notice in writing to the Secretary of the Company in accordance with the By-Laws.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board. The charter is attached to this proxy statement as Appendix "A".

     The Audit Committee is comprised of three directors, all of whom meet the standards of independence adopted by the Nasdaq Stock Market, Inc. The Audit Committee recommends to the Board the appointment of the Company's independent public accountants. Management has the primary responsibility for the Company's financial statements and the reporting process. Arthur Anderson LLP ("AA"), the Company's independent public accountants, is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and AA the audited financial statements of the Company for the year ended December 31, 2000. The Audit Committee has discussed with AA the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from AA the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with AA independence from the Company and its management. The Audit Committee has satisfied itself as to the independence of AA.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                        AUDIT COMMITTEE

                                        Kent D. Price, Chair
                                        Scott R. Heldfond
                                        Rahul Merchant

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company

NAME                                  AGE                       POSITION
----                                  ---                       --------
Vijay Mallya......................    44     Chairman and Director
Robert C. Harbage.................    54     President, Chief Executive Officer and Director
Dennis M. Stocker.................    59     Senior Vice President, Marketing and Sales
Babu Srinivas.....................    45     Vice President, Finance and Accounting, Acting
                                             Chief Financial Officer and Secretary
Patrick Ghilani...................    30     Vice President, Enterprise Solutions
Michael Nee.......................    32     Vice President, Personnel and Administration

     Additional information regarding Messrs. Mallya and Harbage is set forth above under "Election of Directors."

     Dennis M. Stocker was appointed Senior Vice President, Marketing and Sales in September 1999. Prior to joining UBICS, from 1997 to 1999 Mr. Stocker was founder and owner of Stocker & Associates, a sales training company. From 1993 to 1997, Mr. Stocker was Vice President and Division Director of Mastech Corporation, where he was in charge of the IBM Division and the Commercial Division. Mr. Stocker holds a Bachelors Degree in Accounting from Thiel College.

     Babu Srinivas has been Vice President, Finance and Accounting of the Company since April 1996 and has been Acting Chief Financial Officer and Secretary since January 2000. Mr. Srinivas served in various senior management capacities for companies in the UB Group, including senior manager--internal audit, controller and general manager, from 1990 to March 1996. Mr. Srinivas is a Chartered Accountant in India.

     Patrick Ghilani was appointed Vice President, Enterprise Solutions of UBICS in June 1998. Prior to joining UBICS, Mr. Ghilani was employed as Manager and National Sales Director with the Management Consulting Practice of Ernst & Young LLP from August 1995 to June 1998. From 1993 to 1995, Mr. Ghilani held various positions in Operations and Production for DECO Grand, Inc., an automotive parts supplier. Mr. Ghilani is certified in Production and Inventory Management, and has a Bachelors Degree in Materials and Logistics Management from Michigan State University. Mr. Ghilani has over eight years experience within the large-scale enterprise application market.

     Michael Nee was appointed Vice President, Personnel and Administration in October 2000. Prior to joining UBICS, Mr. Nee was Human Resources Manager of Red Brigade (formerly iGATE Europe) in the United Kingdom from 1998 to 2000, Senior Employee Relations Generalist for Allegheny General Hospital from 1996 to 1998, and Human Resources Manager for Mastech Systems Corporation from 1995 to 1996. Mr. Nee holds a Bachelors Degree in Human Resources Management from Indiana University of Pennsylvania and a Masters Degree in Personnel/Industrial Relations from St. Francis College of Loretto, Pennsylvania.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth information regarding compensation paid to the chief executive officer of the Company and each of the other four highest paid current or former executive officers whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2000 (together, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                    ANNUAL COMPENSATION                              COMPENSATION
                                    -------------------                    --------------------------------
NAME AND PRINCIPAL                                         OTHER ANNUAL     RESTRICTED    SHARES UNDERLYING    ALL OTHER
POSITION                     YEAR    SALARY     BONUS      COMPENSATION    STOCK AWARDS    OPTIONS GRANTED    COMPENSATION
------------------           ----   --------   --------    ------------    ------------   -----------------   ------------
Robert C. Harbage..........  2000   $226,667   $200,000(2)   $265,414(3)                       300,000
  President and CEO(1)       1999         --         --            --          --                   --               --
                             1998         --         --            --          --                   --               --

Vijay Mallya...............  2000    150,000         --            --          --               75,000               --
  Chairman                   1999    150,000         --            --          --                   --               --
                             1998    150,000         --            --          --                   --               --

Manohar B. Hira............  2000     75,000         --       237,657(5)       --              115,000           11,250(6)
  Former President(4)        1999    120,000         --        44,034(7)       --               35,000           18,000(6)
                             1998    120,000         --        22,802(8)       --                   --           18,000(6)

Dennis M. Stocker..........  2000    165,000    102,000(10)     12,000(11)     --               50,000               --
  Senior Vice President,     1999     55,000     33,000         4,000(11)      --               50,000               --
  Marketing and Sales(9)     1998         --         --            --          --                   --               --

Patrick Ghilani............  2000    150,000         --        12,817(12)      --               50,000               --
  Vice President,            1999    150,000     25,000(13)     51,132(14)     --                   --               --
  Enterprise Solutions       1998     80,000         --         5,046(15)      --               50,000               --

---------------
(1)  Mr. Harbage was first employed by UBICS in June 2000.

(2) Represents $100,000 signing bonus and $100,000 guaranteed bonus paid to Mr. Harbage pursuant to his Employment Agreement.

(3) Includes a $13,854 relocation allowance and fair market value of 100,000 shares of common stock granted to Mr. Harbage upon commencement of employment.

(4)  Mr. Hira resigned from the office of President in June 2000.

(5) Includes a $150,000 severance payment pursuant to Mr. Hira's Severance Agreement, and the following amounts paid by UBICS pursuant to Mr. Hira's Employment Agreement and Severance Agreement: $6,552 for use of an automobile, $51,905 for unused vacation time and $29,200 for travel expenses.

(6) Represents payments for contributions to retirement accounts for Mr. Hira pursuant to his Employment Agreement.

(7) Includes amounts paid by UBICS for use of an automobile ($15,746) and for travel expenses ($28,256).

(8) Includes amounts paid by UBICS for use of an automobile ($15,746) and for travel expenses ($7,056).

(9)  Mr. Stocker was first employed by UBICS in September 1999.

(10) Represents guaranteed bonus paid to Mr. Stocker in 2001 but earned in 2000.

(11) Represents automobile allowance paid to Mr. Stocker pursuant to his Employment Agreement.

(12) Includes automobile allowance ($5,000) and amounts paid by UBICS for use of an automobile by Mr. Ghilani ($7,817).

(13) Represents a bonus paid to Mr. Ghilani in 2000 but earned in 1999.

(14) Includes forgiveness of a loan made by UBICS to Mr. Ghilani ($39,407) and amounts paid by UBICS for use of an automobile ($11,725). See "Employment Agreements."

(15) Represents amounts paid by UBICS for use of an automobile.

STOCK OPTIONS

     The Company currently maintains the UBICS, Inc. 1997 Stock Option Plan (the "1997 Plan") under which stock option awards may be made to eligible employees of the Company. A maximum of 1,800,000 shares of Common Stock may be issued pursuant to exercise of options granted under the 1997 Plan, which number may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change. As of December 31, 2000, there were options to purchase an aggregate of 478,000 shares of UBICS Common Stock outstanding under the 1997 Plan.

     The following tables set forth certain information with respect to options granted to the named executive officers during the fiscal year ended December 31, 2000 and the value of options held by the named executive officers on December 31, 2000. None of the named executive officers exercised any options to purchase common stock during the fiscal year ended December 31, 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS IN 2000                           POTENTIAL REALIZABLE
                                    ---------------------------------------------                       VALUE AT
                                     NUMBER OF     PERCENT OF TOTAL                              ASSUMED ANNUAL RATES OF
                                     SECURITIES     OPTIONS/ SARS                                STOCK APPRECIATION FOR
                                     UNDERLYING       GRANTED TO                                     OPTION TERM(1)
                                    OPTIONS/SARS     EMPLOYEES IN      EXERCISE     EXPIRATION   -----------------------
NAME                                GRANTED (#)      FISCAL YEAR      PRICE($/SH)      DATE        5%($)       10%($)
----                                ------------   ----------------   -----------   ----------   ---------   -----------
Robert C. Harbage.................    300,000            36.4%           $3.22       6/07/10     $408,000    $1,221,000
Vijay Mallya......................     75,000             9.1%            3.54       4/13/10      128,250       360,750
Manohar B. Hira...................     90,000            10.9%            3.22       4/13/10      182,700       461,700
                                       25,000             3.0%            2.63       7/01/10       41,250       104,750
Dennis M. Stocker.................     50,000             6.1%            3.22       4/13/10      101,500       256,500
Patrick Ghilani...................     50,000             6.1%            3.22       4/13/10      101,500       256,500

---------------
(1) Based on the product of (a) the difference between (i) the per share market price of the Common Stock on the date of the grant, compounded annually over the term of the option (10 years) at the assumed annual rate indicated, and (ii) the exercise price per share and (b) the number of shares of UBICS Common Stock obtainable upon exercise of the option. Amounts shown were calculated at the assumed 5% and 10% annual rates required by the Securities and Exchange Commission and are not intended as a forecast of future appreciation in the price of the UBICS Common Stock.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                    NUMBER OF UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-MONEY
                                       HELD AT FISCAL YEAR-END        OPTIONS AT FISCAL YEAR-END(1)
                                    -----------------------------   ---------------------------------
NAME                                EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                                ------------   --------------   --------------   ----------------
Robert C. Harbage.................          0         300,000             --                --
Vijay Mallya......................     99,998          50,002             --                --
Manohar B. Hira...................    240,000               0             --                --
Dennis M. Stocker.................     49,995          50,005             --                --
Patrick Ghilani...................     49,995          50,005             --                --

---------------
(1)   None of the options were in-the-money at fiscal year-end.

EMPLOYMENT AGREEMENTS

     UBICS entered into substantially identical employment agreements in 1997 with Messrs. Mallya and Hira, and in 1998 with Mr. Ghilani. The initial terms of the employment agreements were three years. The agreements with Messrs. Mallya and Hira automatically extend beginning on the second anniversary of the agreements, so that the remaining term of each agreement is always one year unless either party gives notice of their intention to terminate the agreement at the end of the term. The agreements are terminable by UBICS immediately for cause. The agreements prohibit the executive officers from competing with UBICS during their employment with UBICS and for one year thereafter, and from improperly disclosing or using UBICS' proprietary information.

     The employment agreements provide for payment of an annual base salary to Messrs. Mallya, Hira and Ghilani of $150,000, $120,000, and $150,000, respectively, and an annual bonus as determined by the Compensation Committee of the Board of Directors. The agreements with Mr. Hira also provided for annual payments by UBICS to a retirement account designated by Mr. Hira equal to 15% of his respective annual base salary. Pursuant to the severance agreement described below, effective April 1, 2000, the base salary for Mr. Hira was increased to $180,000. Effective June 30, 2000, Mr. Hira resigned his employment with the Company. The employment agreements also include the provisions relating to severance described below.

     The employment agreements with each of Messrs. Mallya and Hira provide that if, on or after the date of a "Change in Control" (as defined herein), UBICS, for any reason, terminates the employee's employment or the employee resigns "for good reason" (as defined herein), then UBICS shall pay to the employee within five days following the date of termination or date of resignation, as applicable: (i) the employee's salary and benefits through the termination date or resignation date, both as in effect on the date prior to the date of the Change in Control; and (ii) the amount of any bonus payable to the employee for the year in which the Change in Control occurred, pro rated to take into account the number of days that have elapsed in such year prior to the termination date or resignation date. In addition, during a period following the termination or resignation date equal to the remaining term of the employee's employment agreement as of the date immediately prior to such termination or resignation date, UBICS shall continue to pay to the employee his annual salary, as in effect on the day prior to the date of the Change in Control, on the dates when such salary would have been payable had the employee remained employed by UBICS and shall continue to provide to the employee during such specified period, at no cost to the employee, the benefits the employee was receiving on the day prior to the date of the Change in Control or benefits substantially similar thereto.

     For purposes of the employment agreements, a "Change in Control" is deemed to occur upon any of the following events:

          (i) any individual, corporation, partnership, association, trust or other entity (other than Vijay Mallya or an affiliate of Vijay Mallya) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of UBICS representing 50% or more of the combined voting power of UBICS' then outstanding voting securities;

          (ii) the individuals who as of the date of the agreements are members of the Board of Directors of UBICS (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of UBICS (provided, however, that if the election, or nomination for election by UBICS' stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director will, for purposes of such agreements, be considered as a member of the Incumbent Board);

          (iii) an agreement by UBICS to consolidate or merge with any other entity pursuant to which UBICS will not be the continuing or surviving corporation or pursuant to which shares of the Common Stock of UBICS would be converted into cash, securities or other property, other than a merger of UBICS in which holders of the Common Stock of UBICS immediately prior to the merger would have the same proportion of ownership of Common Stock of the surviving corporation immediately after the merger;

          (iv) an agreement of UBICS to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions substantially all of the assets of UBICS;

          (v) the adoption of any plan or proposal for a complete or partial liquidation or dissolution of UBICS; or

          (vi) an agreement to sell more than 50% of the outstanding voting securities of UBICS in one or a series of related transactions other than an initial public offering of voting securities registered with the Commission.

     The term "good reason" means: (i) a material diminution by UBICS of the employee's title or responsibilities, as that title and those responsibilities existed on the day prior to the date of a Change in Control; or (ii) a material diminution by UBICS in the employee's salary, benefits or incentive or other forms of compensation, all as in effect on the day prior to the date of a Change in Control.

     UBICS entered into an employment agreement in June 2000 with Robert C. Harbage pursuant to which he serves as President and Chief Executive Officer of the Company. The initial term of such agreement is three years, which term will be automatically extended for additional one-year terms unless either party gives notice of their intention to terminate the agreement at the end of the then existing term. The agreement is terminable by UBICS immediately for cause. The agreement prohibits Mr. Harbage from competing with UBICS during his employment with UBICS and for two years thereafter, provided that such period will be one year in the event of termination (i) by UBICS without cause, (ii) by Mr. Harbage for "good reason" (as defined below), or (iii) during the two-year period following a "change of control" (as defined above). The agreement also prohibits Mr. Harbage from improperly disclosing or using UBICS' proprietary information.

     The employment agreement with Mr. Harbage provides for an annual base salary of $400,000 and an annual performance bonus targeted to be equal to (but which may exceed) 100% of Mr. Harbage's annual base salary based on achievement of goals set by UBICS in consultation with Mr. Harbage. The employment agreement provides Mr. Harbage with a guaranteed minimum bonus equal to 50% of his base salary for the first two years of the agreement.

     In connection with the signing of the employment agreement, the Company paid Mr. Harbage a hiring bonus of $100,000, issued to Mr. Harbage 100,000 shares of UBICS Common Stock (the "Grant Shares"), and granted Mr. Harbage options to purchase 300,000 shares of UBICS Common Stock under the 1997 Plan. The options are exercisable at a price of $3.22 per share and vest 20% on each of the first five anniversaries of the grant date.

     The Company also made an interest-free loan to Mr. Harbage in the amount of $732,800, the proceeds of which were used by Mr. Harbage to purchase 183,200 shares of UBICS Common Stock (the "Purchase Shares") from the Company's principal shareholder, United Breweries Information Consultancy Services Ltd. The loan is evidenced by three separate promissory notes from Mr. Harbage, each payable in 30 months and secured by a pledge of the Grant Shares and the Purchase Shares. Mr. Harbage is required to apply the proceeds of any sale of the Purchase Shares to repayment of the loan. In connection with such loan, the Company granted to Mr. Harbage the right to require the Company to purchase the Purchase Shares from Mr. Harbage at a price of $3.00 per share during the term of the notes.

     The Company also agreed to pay or reimburse Mr. Harbage for his reasonable relocation and temporary living expenses in connection with his relocation to Pittsburgh, Pennsylvania and agreed to make additional payments to Mr. Harbage in such amounts as are necessary to leave him in the same after-tax position as if the relocation expense payment and the issuance of the Grant Shares were not taxable.

     The employment agreement with Mr. Harbage provides that if, on or within two years after the date of a "change in control", UBICS terminates Mr. Harbage's employment for any reason other than cause, or Mr. Harbage resigns for "good reason", then UBICS shall pay Mr. Harbage (i) his salary and benefits through such termination date or resignation date, (ii) any accrued but unpaid bonus payable with respect to a fiscal year ending prior to such termination or resignation, and (iii) his annual salary in effect at the date of termination or resignation plus his target bonus for the period equal to the longer of (A) twelve months following such termination or resignation or (B) the remaining term of the Agreement as in effect on the date prior to such termination or resignation. UBICS will also continue Mr. Harbage's welfare benefits in effect at the date of termination until the earlier of the end of the period described in (iii) above or the date when Mr. Harbage has comparable coverage through another employer.

     Under Mr. Harbage's employment agreement, the term "good reason" means: (i) a material diminution by the Company of his title or responsibilities including a loss of the titles of President and/or Chief Executive Officer; (ii) a diminution by the Company in his salary, or incentive or other forms of compensation, provided that a reduction in his performance bonus from year to year which is related to achievement of performance goals shall not constitute good reason; (iii) a material diminution by the Company in his benefits; (iv) his not being elected to the board of directors within 30 days after the date of the employment agreement; (v) his loss of membership on the board of directors other than as a result of or in connection with (A) his death, disability or voluntary resignation from the board of directors or (B) termination of his employment by the Company for cause; (vi) relocation of his job location to a place, other than the state of California, which is more than 50 miles from the Company's current headquarters in Canonsburg, Pennsylvania, without his agreement; (vii) a material breach of the agreement by the Company which is not cured within 20 days after delivery of written notice thereof; or (vii) loss of his reporting relationship to the Chairman of the Company.

     UBICS and Manohar B. Hira are parties to an Agreement of Severance, Waiver and Release, as amended, (the "Severance Agreement"), pursuant to which (1) Mr. Hira's employment was terminated effective as of June 30, 2000 and (2) Mr. Hira resigned from the office of President on June 7, 2000, the date on which UBICS hired Robert C. Harbage as President and Chief Executive Officer.

     Pursuant to the Severance Agreement, UBICS made a payment to Mr. Hira of $150,000 on April 1, 2000 and $100,000 on April 1, 2001 and will make additional payments of $100,000 each on April 1 of 2002 and 2003. In connection with an amendment to the Severance Agreement in December 1997, UBICS granted Mr. Hira ten year options to purchase 35,000 shares of Common Stock at an exercise price of $2.50 per share. In addition, on April 1, 2000, all stock options then held by Mr. Hira vested and became exercisable by Mr. Hira or his estate until the expiration date of such options. UBICS further agreed to provide Mr. Hira with medical insurance coverage for a period of four years following the termination of his employment. UBICS also agreed to amend a mortgage note dated June 24, 1998 from Mr. Hira to UBICS in the principal amount of $250,000 to eliminate all scheduled installment payments and provide that the principal amount and all accrued interest shall be due and payable on April 1, 2004. Mr. Hira agreed to release UBICS and its present and former officers, directors, employees, agents and attorneys from any and all claims, suits, damages and expenses related to or arising out of Mr. Hira's employment or termination of employment with UBICS.

     In August 1999, UBICS entered into an agreement with Mr. Ghilani pursuant to which Mr. Ghilani agreed not to terminate his employment with UBICS in exchange for a loan from UBICS in the amount of $37,500. In accordance with the terms of such agreement, on December 31, 1999, such loan and all accrued interest was forgiven by UBICS. Mr. Ghilani has continued to be employed by the Company pursuant to the terms of his employment agreement described above.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors pursuant to which the Company has agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not an executive officer an annual retainer of $20,000, and all directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board of Directors. In addition, during 2000, the following directors were granted options under the 1997 Plan to purchase shares of UBICS Common Stock at the following exercise prices: Scott R. Heldfond, 20,000 shares exercisable at $3.22 per share; Christopher C. Melton, Sr., 25,000 shares exercisable at $3.00 per share; Rahul Merchant, 25,000 shares exercisable at $3.47 per share; and Kent D. Price, 20,000 shares exercisable at $3.22 share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Mallya, Chairman and the beneficial owner of approximately 55% of the outstanding shares of Common Stock of the Company, may also deemed to be in "control" (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) of each company that is a member of the UB Group. The UB Group is a multinational group of companies headquartered in India, and Mr. Mallya is Chairman and a significant shareholder of such companies. Any transaction between the Company, on the one hand, and a company in the UB Group, on the other hand, may be deemed to be a transaction between "affiliates" (within the meaning of the Securities Act). In addition, Mr. Hira, former President and a director of the Company, was employed in various senior management capacities with the UB Group and its affiliate, UB Information Consultancy Services Ltd., an Indian corporation ("UB Services") from 1981 to 1995, and O'Neil Nalavadi, former Senior Vice President,

Chief Financial Officer and director of the Company, was employed in various senior management capacities with the UB Group from 1984 to 1997. See "Election of Directors."

     From time to time, the UB Group has provided administrative services to the Company by UB Group employees and allowed the Company the use of office space and facilities in India and other foreign locations where the UB Group has an office. Prior to 1997, such services were provided on an informal basis and not under a written contractual arrangement, although the Company reimbursed the UB Group for any out-of-pocket cost of the services provided.

     In October 1997, the Company entered into Services Agreements with Mr. Mallya and two UB Group companies, UB International Limited and United Breweries Limited (the "Services Agreements"), pursuant to which the UB Group agreed to provide services and accommodations to the Company, including the right to use the "UB Group" name, both in India and in other countries where the UB Group has an office or location, from time to time on an as needed basis. The Services Agreements, which have an initial term of five years, require the Company to pay the UB Group company providing the services or accommodations compensation on terms no less favorable to the Company than those which would be made to non-affiliated parties. Compensation for services will be based on the estimated costs, including a reasonable allocation of direct and indirect overhead costs, incurred by the UB Group company providing the services. Compensation for use of facilities of a UB Group company will be based on the provider's costs (including rent, taxes, utilities and other operating expenses) for the portion of the facility used by the Company, prorated based on the number of days of each month the Company actually uses the facility. The costs incurred by the Company in the future pursuant to these agreements are expected to be comparable to the costs incurred for such services for prior fiscal years.

     The Company also has entered into non-competition agreements with Mr. Mallya and three UB Group companies (UB Services, United Breweries Limited and UB International Limited) pursuant to which the UB Group (including UB Services) and Mr. Mallya have agreed not, and to cause their respective affiliates not, to compete with the Company or use the name "UBICS" and to cause UB Services to cease business operations. Each non-competition agreement has a term of five years subject to earlier termination upon certain events involving a change in control of the Company.

     The Company is party to a sublease agreement with United Breweries of America ("UBA"), a UB Group company, pursuant to which the Company subleases its office space in Sausalito, California from UBA on a month-to-month basis. The rental amount for such subleased space is $3,500 per month or $42,000 per year.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee, a majority of the members of which are independent directors, is responsible for reviewing and making recommendations to the Board with respect to salaries, bonuses and other compensation of the Company's executive officers and administering any stock option or stock purchase plans unless otherwise provided by such plan or the Board. The Compensation Committee met once during fiscal 2000 to pursue the aforementioned duties.

     The base salaries of most of UBICS's executive officers, including Robert
C. Harbage, Vijay Mallya, Dennis Stocker and Patrick Ghilani, are as provided in such officers' respective employment agreements with UBICS. Other executive officers receive a base salary as determined by the Compensation Committee at the time of appointment of the officer.

     Mr. Harbage, President and Chief Executive Officer of UBICS, is eligible to receive compensation in the form of base salary, bonus and stock options. The base salary paid to Mr. Harbage is determined pursuant to his Employment Agreement and is not related to the financial performance of UBICS. Mr. Harbage's Employment Agreement also provides for the payment of an annual performance bonus targeted to be equal to (but which may exceed) one hundred percent (100%) of Mr. Harbage's annual base salary based on achievement of goals established by UBICS in consultation with Mr. Harbage. For the first two (2) years of his Employment Agreement, Mr. Harbage is entitled to receive a minimum bonus equal to fifty percent (50%) of his base salary. Mr. Harbage is eligible to receive stock option grants under the 1997 Plan, which are intended primarily as an incentive to retain him and encourage him to continue to work for the growth of UBICS. Mr. Harbage was granted 300,000 stock options during 2000 as part of his Employment Agreement described above under "Executive
Compensation -- Employment Agreements." In addition, upon hiring, Mr. Harbage was issued 100,000 of Common Stock shares pursuant to his Employment Agreement.

     During 2000, the Board granted stock options covering an aggregate of 555,000 shares of UBICS Common Stock to the Corporation's executive officers. Although in general the Compensation Committee has the power to approve option grants under the 1997 Plan, the option grants to such executive officers were approved by the full Board.

                                          By the Compensation Committee
                                          of the Board of Directors:

                                          Vijay Mallya
                                          Kent D. Price
                                          Scott R. Heldfond

                                          April 17, 2001

          COMPARISON OF CUMULATIVE TOTAL RETURN SINCE OCTOBER 30, 1997

     The following graph shows the cumulative total shareholder return on the UBICS Common Stock from October 30, 1997 (the date on which the Common Stock commenced trading on the Nasdaq National Market) through December 31, 2000 as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Common Stock on October 30, 1997, and in the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index and assumes reinvestment of dividends.

                                                                                                           NASDAQ COMPUTER AND
                                                                             NASDAQ NATIONAL MARKET     DATA PROCESSING SERVICES
                                                   UBICS COMMON STOCK            COMPOSITE INDEX               STOCK INDEX
                                                   ------------------        ----------------------     ------------------------
10/30/97                                                 100.00                      100.00                      100.00
12/31/97                                                 125.00                       98.54                       94.75
12/31/98                                                  44.79                      137.59                      173.71
12/31/99                                                  26.04                      255.34                      356.14
12/31/00                                                  41.98                      156.15                      198.33

                              CERTAIN TRANSACTIONS

     The Company has entered and intends to enter into certain arrangements and agreements with companies in the UB Group. See "Executive
Compensation -- Compensation Committee Interlocks and Insider Participation."

     Manohar B. Hira, the former president and currently a director of UBICS, executed and delivered to UBICS a Mortgage Note dated June 24, 1998 in the principal amount of $250,000 (the "Note") evidencing a loan in such amount by UBICS to Mr. Hira to finance a portion of the purchase price of a personal residence. The Note is secured by a second mortgage on such property in favor of UBICS. The terms of the Note were amended pursuant to the Severance Agreement which is described above under "Executive Compensation -- Employment Agreements" to provide that no installment payments of principal or interest are required to be made until the maturity date (April 1, 2004), at which date all principal and accrued interest will be due and payable.

     During 1999, the Company made, and subsequently forgave a $37,500 loan to its Vice President, Enterprise Solutions, Patrick Ghilani. See "Executive Compensation -- Employment Agreements."

     In June 2000, in connection with its hiring of Robert C. Harbage to be its President and Chief Executive Officer, the Company made a $732,800 interest-free loan to Mr. Harbage, the proceeds of which were used by Mr. Harbage to purchase 183,200 shares of UBICS Common Stock from the Company's principal shareholder, United Breweries Information Consultancy Services, Ltd., at a price of $4.00 per share. The Company also granted to Mr. Harbage the right to require the Company to purchase such shares during the 30 month term of the loan at a price of $3.00 per share. See "Executive Compensation -- Employment Agreements."

     In July 2000, in connection with the Company's acquisition of Cobalt Creative, Inc. ("Cobalt"), Cobalt paid to eSeed Capital, LLC, a finder's fee in the amount of $100,000. Scott R. Heldfond, a director of the Company, is managing partner of eSeed Capital.

     The Company has a policy requiring all transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors or, if required by law, a majority of the disinterested stockholders.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the UBICS Common Stock as of April 10, 2001 by (1) each person who is known by UBICS to have been the beneficial owner of more than five percent of the UBICS Common Stock on such date, (2) each director and named executive officer of UBICS and (3) all directors and executive officers of UBICS as a group as of such date (based on 7,012,151 shares of UBICS Common Stock outstanding as of April 10, 2001).

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER      PERCENT
------------------------------------                          ---------    -------
United Breweries Information Consultancy Services Ltd.(2)...  3,850,551     54.9%
Vijay Mallya(3)(4)(5).......................................  3,950,549     51.7
Robert C. Harbage(4)........................................    283,200      4.0
Manohar B. Hira(4)(5)(6)....................................    247,700      3.2
Scott R. Heldfond(4)(5).....................................     42,000      *
Kent Price(4)(5)............................................     51,000      *
Christopher C. Melton Sr.(4)(5).............................     25,000      *
Rahul Merchant(4)(5)........................................     25,000      *
Patrick Ghilani(4)(5).......................................     49,995      *
Dennis Stocker (4)(5).......................................     49,995      *
All directors and executive officers as a group (11
  persons)(3)(5)............................................  4,777,771     62.6

---------------
 * Represents less than 1% of the outstanding shares.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes shares as to which the listed person has or shares voting and/or investment power. Shares of UBICS Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this Proxy Statement are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2) United Breweries Information Consultancy Services Ltd. (the "Principal Stockholder"), is a corporation organized under the laws of the British Virgin Islands. The Principal Stockholder's address is P.O. Box 3149, Pasea Estate, Road Town, BVI. Vijay Mallya (directly and through other entities owned and controlled by Mr. Mallya) owns all of the outstanding equity interests in the Principal Stockholder and therefore is the indirect beneficial owner of such shares.

(3) Includes shares owned by the Principal Stockholder, which shares are indirectly beneficially owned by Mr. Mallya as set forth in footnote 2.

(4) The address of Mr. Mallya, Mr. Harbage, Mr. Hira, Mr. Heldfond, Mr. Price, Mr. Melton, Mr. Merchant, Mr. Ghilani and Mr. Stocker is c/o UBICS, Inc., 333 Technology Drive, Suite 210, Southpointe, Canonsburg, Pennsylvania 15317.

(5) Includes shares of UBICS Common Stock that may be acquired by the following directors and officers pursuant to the exercise of options granted pursuant to the 1997 Plan: Mr. Mallya, 99,998; Mr. Hira, 240,000; Mr. Heldfond, 40,000; Mr. Price, 40,000; Mr. Melton, 25,000; Mr. Merchant, 25,000; Mr.
    Ghilani, 49,995; Mr. Stocker, 49,995; all directors and executive officers as a group, 623,320.

(6) Includes 7,000 shares owned solely by Mr. Hira's wife, with respect to which Mr. Hira disclaims beneficial ownership.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Commission, within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file.

     For the fiscal year ended December 31, 2000 all officers and directors of the Company filed the required Section 16(a) forms on a timely basis to report their ownership of and changes in beneficial ownership of Common Stock except as follows: Form 3 for Michael Nee was not timely filed.

                 SHAREHOLDER PROPOSALS FOR 2002 PROXY STATEMENT

     Stockholder proposals that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than December 18, 2001 in order to be included in the proxy statement and related proxy materials. Please send any such proposals to UBICS, Inc. 333 Technology Drive, Suite 210, Canonsburg, Pennsylvania 15317, Attention:
Secretary.

     In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 3, 2002.

                              INDEPENDENT AUDITORS

     The Company engaged Arthur Andersen LLP, independent certified public accountants, as auditors for the fiscal year ended December 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. Such representatives will be available to respond to appropriate questions from the stockholders.

                       FEES PAID TO INDEPENDENT AUDITORS

     Set forth below are the aggregate fees billed for professional services rendered to the Company by its independent auditors for fiscal 2000.

Audit Fees                                                    $45,000
Financial Information Systems Design and Implementation Fees        0
All Other Fees                                                 47,155
                                                              -------
Total Fees:                                                   $92,155
                                                              =======

                                 OTHER MATTERS

     The Board of Directors of UBICS does not know of any matters to be presented at the Annual Meeting other than the proposals set forth herein. If any other matters should properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                             AVAILABLE INFORMATION

     UBICS is subject to certain informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Chicago,

Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

                          ANNUAL REPORT AND FORM 10-K

     ENCLOSED WITH THE PROXY STATEMENT IS A COPY OF THE COMPANY'S 2000 ANNUAL REPORT TO STOCKHOLDERS. STOCKHOLDERS MAY OBTAIN A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE COMMISSION WITHOUT CHARGE BY WRITING TO: UBICS, INC., 333 TECHNOLOGY DRIVE, SUITE 210, SOUTHPOINTE, CANONSBURG, PENNSYLVANIA 15317,
ATTENTION: BABU SRINIVAS.

                            YOUR VOTE IS IMPORTANT.

     THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED ENVELOPE FOR WHICH POSTAGE HAS BEEN PAID. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                        BY ORDER OF THE BOARD OF DIRECTORS OF
                                        UBICS, INC.

                                        BABU SRINIVAS
                                        VICE PRESIDENT, FINANCE AND
                                        ACCOUNTING AND SECRETARY

Date: April 17, 2001

                                                                      APPENDIX A
                            AUDIT COMMITTEE CHARTER

PURPOSE AND AUTHORITY

     The Audit Committee (the "Committee") of UBICS, Inc. (the "Company") shall assist the Board of Directors (the "Board") in undertaking and fulfilling its responsibilities for accurate financial reporting to the public in compliance with Securities and Exchange Commission (the "SEC") and other regulatory requirements; shall provide support for management's efforts to enhance the quality of the Company's corporate accounting and internal control structure; and shall work to provide effective communication between the Board and the Company's independent public accountants and management.

     The Committee and the Board, as representatives of the shareholders of the Company, have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Company's independent public accountants. Such independent public accountants for the Company are ultimately accountable to the Board and the Committee.

COMPOSITION AND TERM

     The Committee shall be comprised of three or more directors, all of whom shall be independent unless otherwise permitted under applicable NASDAQ and SEC rules. The independence of directors shall be determined by the Board in accordance with applicable NASDAQ or SEC rules.

     Each member of the Committee shall possess the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or shall become able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication which may include a current or past position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be appointed for a one year term by the Board at its annual meeting. Unless a chairman is designated by the Board, the members of the Committee will elect a chairman by a formal vote of the Committee's full membership.

MEETINGS

     The Committee shall meet at such times and from time-to-time as it deems to be appropriate, but not less than four times during each fiscal year. The Committee shall report to the Board at the first Board meeting following each such audit committee meeting.

     The Company's independent public accountants shall attend at least one of the Committee's meetings each year to review with the Committee the Company's year-end financial statements and Form 10-K. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide management and the independent public accountants with appropriate opportunities to meet privately with the Committee.

DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

[ ] The Committee shall make recommendations to the Board as to:

     - The selection of independent public accountants to examine the books and accounts of the Company for each fiscal year;

     - The proposed scope of services for the independent public accountants for each fiscal year, including the scope of the examination, proposed fees, and the reports to be rendered; and

     - The advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax, or other matters.

[ ] The Committee shall regularly review the independence of the independent public accountants, and for such purpose shall:

     - Receive from the independent public accountants an annual written statement delineating all relationships between the independent public accountants and the Company, consistent with Independence Standards Board Standard One; and

     - Actively engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants.

[ ] Review the results of the quarterly reviews and year-end audit of the Company, including:

     - The Annual Report on Form 10-K, the management recommendation letter on accounting procedures and controls prepared by the independent public accountants, and any other reports and management's responses concerning such reports;

     - Any material accounting issues identified by management or the independent public accountants;

     - Any related party transactions;

     - Other matters required to be communicated by the independent public accountants to the Committee under generally accepted auditing standards, as amended; and

     - The Company's quarterly results and required public communications prior to any interim filings with the SEC.

[ ] Review with management and the independent public accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators.

[ ] Meet with counsel when appropriate to review legal and regulatory matters, if any, that could have a material impact on the financial statements.

[ ] Make a periodic self-assessment of the Committee, including an annual review and reassessment of the adequacy of the Charter, using assessment tools available through third parties or developed internally.

     The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time-to-time determines. The Committee may retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     Adopted June 14, 2000

                                    FORM OF
                                     PROXY


                                  UBICS, INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


Vijay Mallya, Manohar B. Hira and Babu Srinivas, with full power of substitution in each, are hereby authorized to represent the undersigned at the 2000 Annual Meeting of Stockholders of UBICS, Inc. (the "Company") to be held at the Holiday Inn Pittsburgh South, 164 Fort Couch Road, Pittsburgh, Pennsylvania on Thursday, June 8, 2000 at 11:00 a.m., and at any adjournment thereof, and thereat to vote the same number of shares as the undersigned would be entitled to vote if then personally present.


              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)


                            * FOLD AND DETACH HERE *


                                                               Please mark
                                                              your votes as
                                                              indicated on   [X]
                                                               this example

1. ELECTION OF TWO (2) DIRECTORS
   NOMINEES: For the Class III Directors Whose Terms Expires in 2002:

                          FOR               WITHHELD

   VIJAY MALLYA          [   ]                [   ]


                          FOR               WITHHELD

   MANOHAR B. HIRA       [   ]                [   ]

          THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL HAVE NO AFFECT ON THE VOTE ON ANY MATTER TO COME BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING.

          DATE: __________________________________ 2000

          ___________________________________________________________________
          Stockholder(s) sign above exactly as name is printed on label. If signing as representative, so indicate. For joint accounts, all owners should sign.



--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                                 ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS
                                       OF

                                     UBICS


                                  June 8, 2000
                         Holiday Inn, Pittsburgh South
                              164 Fort Couch Road
                                Pittsburgh, Pa.
                            Beginning at 11:00 A.M.